EXHIBIT 99

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY:
JASON K. RAZA
CEO AND PRESIDENT
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corp. Reports Q2 Revenue of $1,034,207 andEarnings of
2 Cents per Share – Continues String of 7 Successive Profitable Quarters-Longest Streak in Touchstone’s History

NORTH ANDOVER, MASSACHUSETTS—July 24, 2007— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the quarter ending June 30, 2007, net revenue was $1,034,207, an increase of 40.5% over the same period in 2006. On a GAAP basis, TouchStone Software’s second quarter net earnings were $259,575, or $0.02 per share diluted. As a percentage of sales, gross profit margin for the second quarter improved to 98% as compared to 93% for the same period in 2006.

Financial Highlights

■	TouchStone Software’s Q2 2007 revenue increased 40.5% versus Q2 2006 and compared favorably to Q1’s 2007 revenue increase of 39.7% over Q1 2006
■	TouchStone Software posted its 7th consecutive quarter of profitability
■	TouchStone Software's Q2 2007 net income increased 43% versus Q2 2006
■
TouchStone Software ended the quarter with cash and cash equivalents, restricted cash, and investments of $1,436,656, an increase of $962,127 from the same period in 2006 and the highest level in over 6 plus years

■	Driver Agent’s total active subscribers grew 97% in Q2 of 2007 from Q1 in 2007

Financial Outlook

■
TouchStone Software expects continued strong revenue and earnings results for the rest of 2007 as new online services are rolled out and website traffic continues to grow resulting in significant growth in subscribers to TouchStone’s overall online services business

■	Touchstone Software anticipates releasing an OEM version of DriverAgent in the 4th quarter of 2007

“TouchStone’s Driver Agent has once again turned in a strong performance as expected and continues to receive wide acceptance among the PC community and the press ” said Jason K. Raza, President and Chief Executive Officer of TouchStone Software Corporation. “TouchStone’s strategy of aggregating Internet traffic through its network of web properties along with the expected launch of TouchStone’s new Windows based Registry Cleaner in September as well as an OEM version of Driver Agent named Driver AgentPRO is expected to provide strong momentum to TouchStone’s growth over the next several quarters”.

Business Highlights:

■	TouchStone Software welcomed several new Internet partners in the 2nd quarter including:

o	www.ViaArena.com

o	www.Laptops2go.com

o	www.Tweaksrus.com

o	www.Driverstock.com

o	www.Driverfiles.net

■	TouchStone Software’s web traffic continued to achieve record new highs during the 2nd quarter of 2007 with over 12 million unique visitors in the three months

■	Total page views across the entire TouchStone Software network of websites exceeded 68 million for the three month period ending June 30, 2007 and averaged over 22 million per month

■	Touchstone Software successfully closed the acquisition of 62nds and relocated the lead developer of DriverAgent to the United States

■	TouchStone Software’s Driver Agent receives top mention in the August issue of Smart Computing’s “Find Device Drivers For Windows Vista” article

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95.  Additional information about TouchStone Software is available at www.touchstonesoftware.com

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates